Exhibit 31.1
Certification
Pursuant to Section 302 of The Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. Section 1350(A) and (B))

I, Terrence G. Gohl , certify that:

1.	I have reviewed this annual report on Form 10-K/A of Horizon Global Corporation for the fiscal year ended December 31, 2019; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020                    /s/ Terrence G. Gohl                                             Terrence G. Gohl
Chief Executive Officer